Exhibit 99.1

Accel Entertainment Inc Announces First Nine Months 2019 Results

Accel Announces Record Nine Months 2019 Results

Chicago, IL – November 26, 2019 – Accel today announced certain financial and operating results for the first nine months of 2019.

Accel First Nine Months 2019 Highlights:

•	On September 17, 2019, Accel completed the acquisition of 100% of the outstanding membership interests of Grand River Jackpot, LLC (“Grand River”)

•

On September 23, 2019, Accel closed a transaction to purchase terminal use agreements and equipment representing the operations of 139 VGTs in 29 licensed establishments from Illinois Gaming Systems, LLC.

•	Ended the quarter with 2,290 locations; up 48% compared to Q3 2019 (+19% excluding the impact of the Grand River acquisition)

•	Video game terminals (VGTs) up 48% compared to Q3 2019 (+21% excluding the impact of the Grand River acquisition)

•	Revenue of $303 million, up 26% compared to the first nine months of 2018

•	Adjusted EBITDA of $59 million, up 26% compared to the first nine months of 2018

Accel Entertainment CEO Andy Rubenstein commented, “We are extremely pleased with the record numbers we saw across the board for the first nine months of 2019 both in terms of financial and operational results. We enter the fourth quarter of the year with a significant lift in total locations from our two recent acquisitions, a new credit facility with significant firepower and we continue to see multiple opportunities to invest for growth. We are seeking to build a large-scale company that, with unique assets and long-term contracts, can generate steady top-line growth.”

Consolidated Statement of Income and Cash Flows Data

	As of and for the
	Nine Months Ended September 30,
	2019	2018
	(Unaudited)	(Unaudited)
Consolidated Statements of Income Data:
Total net revenues	$302,985,907	$241,078,067
Operating income	18,992,593	18,538,741
Income before income tax expense	9,475,000	12,106,711
Net income	6,724,504	8,953,001
Consolidated Statements of Cash Flows Data:
Net cash provided by operating activities	$45,651,669	$35,692,698
Net cash used in investing activities	(126,258,915)	(28,200,965)
Net cash provided by (used in) financing activities	99,599,490	4,894,336
Other Financial Data:
Adjusted EBITDA(1)	$58,798,570	$46,630,920
Adjusted Net Income(2)	$21,393,308	$18,215,641
Key Metrics:
Licensed establishments(3)	2,290	1,551
Video gaming terminals(4)	10,346	7,002
Average remaining contract term (years)(5)	7.0	7.9
Hold-per-day (6) (in whole dollars)	$133	$128

(1)

Adjusted EBITDA is defined as net income plus amortization of route and customer acquisition costs and location contracts acquired; stock-based compensation expense; other expenses (income); tax effect of adjustments; depreciation and amortization of property and equipment; interest expense; and provision for income taxes. For additional information on Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, see “ —Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted Net Income.”

(2)

Adjusted Net Income is defined as net income plus amortization of route and customer acquisition costs and location contracts acquired; stock-based compensation expense; other expenses (income); and tax effect of adjustments. For additional information on Adjusted Net Income and a reconciliation of net income to Adjusted Net Income, see “ —Non-GAAP Financial Measures— Adjusted EBITDA and Adjusted Net Income.”

(3)

Based on Scientific Games third-party terminal operator portal data which is updated at the end of each gaming day and includes licensed establishments that may be temporarily closed but still connected to the central system. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.

(4)

Based on Scientific Games third-party terminal operator portal data which is updated at the end of each gaming day and includes VGTs that may be temporarily shut off but still connected to the central system. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.

(5)	Calculated by determining the average expiration date of all outstanding contracts, and then subtracting the applicable measurement date.
(6)

Calculated by dividing the difference between cash deposited in all VGTs and tickets issued to players by the average number of VGTs in operation during the period being measured, and then further dividing such quotient by the number of days in such period.

Non-GAAP Financial Measures

	As of and for the
	Nine Months Ended September 30,
	2019	2018
	(Unaudited)	(Unaudited)
Net income	$6,724,504	$8,953,001
Adjustments:
Amortization of route and customer acquisition costs and location contracts acquired (1)	13,211,498	10,544,357
Stock-based compensation (2)	383,265	413,858
Other Operating Expenses (Income) (3)	7,546,366	1,941,241
Tax effect of adjustments (4)	(6,472,325)	(3,636,816)

Adjusted Net Income	$21,393,308	$18,215,641
Depreciation and amortization of property and equipment	18,664,848	15,192,723
Interest expense	9,517,593	6,432,030
Provision for income taxes	9,222,821	6,790,526

Adjusted EBITDA	$58,798,570	$46,630,920

(1)

Route and customer acquisition costs consist of upfront cash payments and future cash payments to third party sales agents to acquire the licensed video gaming establishments that are not connected with a business combination. Accel amortizes the upfront cash payment over the life of the contract beginning on the date the location goes live, and recognizes non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as Accel does not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract. “Amortization of route and customer acquisition costs and location contracts acquired” aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired.

(2)	Stock-based compensation consists of options, restricted stock units and warrants.
(3)

Other expenses (income) consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities and accretion of interest on route and customer costs payable, and (ii) non-recurring expenses including expenses relating to the Business Combination, lobbying efforts and legal expenses in Pennsylvania, lobbying efforts in Missouri and a settlement in connection with a gaming acquisition.

(4)	Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations.

Conference Call

Accel will host an investor conference call on Tuesday, November 26, 2019 at Noon Central (1 p.m. Eastern) to discuss these operating and financial results. Interested parties may join the webcast by dialing 1-855-213-8235, Event ID: 383892#. A replay of the webcast will be posted on Accel’s website following completion of the call.

About Accel

Accel is a leading distributed gaming operator in the United States on an Adjusted EBITDA basis, and a preferred partner for local business owners in the Illinois market. Accel’s business consists of the installation, maintenance and operation of VGTs, redemption devices that disburse winnings and contain ATM functionality, and other amusement devices in authorized non-casino locations such as restaurants, bars, taverns, convenience stores, liquor stores, truck stops, and grocery stores.

Non-GAAP Financial Information

This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA and Adjusted Net Income. Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA and Adjusted Net Income enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitate company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items or represent certain nonrecurring items that are unrelated to core performance. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance.

In particular, Adjusted Net Income excludes the impact of non-cash items such as amortization of route and customer acquisition costs and location contracts acquired. Management of Accel believes that this adjustment enables better comparison of results as amortization of route and customer acquisition costs and location contracts acquired will not recur in future periods once such items have been fully amortized over the over the life of the respective contracts. Although Accel excludes amortization of route and customer acquisition costs and location contracts acquired from Adjusted Net Income and Adjusted EBITDA, Accel believes that it is important for investors to understand that these route, customer and location contract acquisitions contribute to revenue generation. Any future acquisitions may result in amortization of route and customer acquisition costs and location contracts acquired.

Adjusted EBITDA and Adjusted Net Income are not recognized terms under GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income, and these measures may vary among companies. These non-GAAP financial measures are unaudited and have important limitations as analytical tools, should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance.

Forward Looking Statements

This press release may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “target,” “plan,” “outlook” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”). All subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contacts:

Eric Bonach

Abernathy MacGregor

212-371-5999

ejb@abmac.com